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                                                                     EXHIBIT 4.3

                          -----------------------------

                          FIRST SUPPLEMENTAL INDENTURE

                           Dated as of October 1, 2004

                           SUPPLEMENTING AND AMENDING

                                       THE

                                    INDENTURE

                            Dated as of June 6, 2003

                                     Between

                           GREENPOINT FINANCIAL CORP.

                                       AND

                              THE BANK OF NEW YORK,
                                   as Trustee

                          -----------------------------

                           3.20% Senior Notes due 2008

                          -----------------------------

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      FIRST SUPPLEMENTAL INDENTURE (this "First Supplemental Indenture"), dated as of October 1, 2004, among GreenPoint Financial Corp., a Delaware corporation (the "Company"), North Fork Bancorporation, Inc., a Delaware corporation ("North Fork" or "Successor"), and The Bank of New York, a New York banking corporation, as trustee (the "Trustee").

                                    RECITALS

      WHEREAS, the Company has heretofore executed and delivered to the Trustee that certain Indenture dated as of June 6, 2003 (the "Indenture") providing for the issuance of its 3.20% Senior Notes due 2008. All capitalized terms used in this First Supplemental Indenture and not defined herein shall have the meanings assigned to them in the Indenture.

      WHEREAS, pursuant to an Agreement and Plan of Merger, dated as February 15, 2004, by and between the Company and North Fork, the Company is merging with and into North Fork effective as of 6:00 a.m. New York City time on the date hereof (the "Merger") under the applicable provisions of Delaware law, with North Fork being the surviving corporation in the Merger.

      WHEREAS, Article V of the Indenture provides that in the event the Company shall consolidate with or merge into a successor company, the successor company, which must be a corporation organized and existing under the laws of the United States or a state thereof or the District of Columbia, shall expressly assume all of the Company's obligations under the Indenture and the Notes or assume such obligations as a matter of law.

      WHEREAS, Section 9.1(c) of the Indenture provides that the Company and the Trustee may amend or supplement the Indenture and the Notes without the consent of any Holder of the Notes to provide for the assumption of the Company's obligations to the Holders of the Notes by a successor to the Company.

      WHEREAS, the Company has furnished the Trustee with (i) an Officers' Certificate and (ii) an Opinion of Counsel, providing that the conditions precedent provided for in the Indenture with respect to this First Supplemental Indenture have been complied with.

      WHEREAS, the Company and North Fork have requested that the Trustee execute and deliver this First Supplemental Indenture, and all things necessary to authorize the assumption by the Successor of the Company's obligations under the Indenture and to make this First Supplemental Indenture when executed by the parties hereto a valid and binding amendment of and supplement to the Indenture have been done and performed.

      NOW, THEREFORE, for and in consideration of the premises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby mutually covenant and agree as follows:

      SECTION 1. The Successor hereby expressly assumes, from and after the consummation of the Merger, all of the Company's obligations under the Notes and the Indenture.

      SECTION 2. The Successor shall, from and after the consummation of the Merger, by virtue of the aforesaid assumption and the delivery of this First Supplemental Indenture, succeed to, and be substituted for, and may exercise every right and power of, the Company under the Indenture with the same effect as if the Successor had been named as the Company in the Indenture.

      SECTION 3. Each of the Company and the Successor hereby represents and warrants that (a) it has all necessary power and authority to execute and deliver this First Supplemental Indenture and to perform the Indenture, (b) the Successor will be the successor by merger to the Company pursuant to a valid merger effected in accordance with applicable law, (c) that it is a corporation organized and existing under the laws of the State of Delaware and (d) that this First Supplemental Indenture is executed and delivered pursuant to Article V and
Section 9.1(c) of the Indenture and does not require the consent of the Holders of Notes.

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      SECTION 4. All covenants and agreements in this First Supplemental
Indenture made by the Successor shall bind its successors and assigns, whether so expressed or not.

      SECTION 5. Notices to the Company under Section 10.2 shall be made as follows:

            If to the Company:

                     North Fork Bancorporation, Inc.
                     275 Broadhollow Road
                     Melville, New York 11747
                     Attention: Daniel M. Healy
                     Fax: 631-844-1471

                     With a copy to:

                     Skadden, Arps Slate, Meagher & Flom LLP
                     Four Times Square
                     New York, New York 10036
                     Attention:  William S. Rubenstein, Esq.
                     Fax: (917) 777-2642

      SECTION 6. This First Supplemental Indenture shall become effective on the date the Merger becomes effective and duly executed counterparts hereof shall have been signed and delivered by the Trustee, the Company and North Fork.

      SECTION 7. In case any provision in this First Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

      SECTION 8. Nothing in this First Supplemental Indenture, express or implied, shall give to any Person, other than the parties hereto and their successors under the Indenture and the Holders of the Notes, any benefit or any legal or equitable right, remedy or claim under the Indenture.

      SECTION 9. This First Supplemental Indenture supplements the Indenture and shall be a part and subject to all the terms thereof. Except as supplemented hereby, the Indenture shall continue in full force and effect.

      SECTION 10. This First Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

      SECTION 11. This First Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York.

      SECTION 12. The Trustee makes no representations as to the validity or sufficiency of this First Supplemental Indenture. The recitals and statements herein are deemed to be those of North Fork and the Company and not of the Trustee.

                                     * * * *

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      IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental
Indenture to be duly executed, all as of the day and year first above written.

                                   NORTH FORK BANCORPORATION, INC.

                                   By: /s/ Daniel M. Healy
                                       -----------------------------------------
                                       Name: Daniel M. Healy
                                       Title: Executive Vice President and
                                              Chief Financial Officer

                                   GREENPOINT FINANCIAL CORP.

                                   By: /s/ Jeffrey R. Leeds
                                       -----------------------------------------
                                       Name: Jeffrey R. Leeds
                                       Title: Executive Vice President and
                                              Chief Financial Officer

                                   THE BANK OF NEW YORK, AS TRUSTEE

                                   By: /s/ Julie Salovitch-Miller
                                       -----------------------------------------
                                       Name: Julie Salovitch-Miller
                                       Title: Vice President